To:	Qiang LI
Address: The sixth floor, Main building, Shanda Technology Industrial Zone, Yingxiu Road, Hi-tech Development District, Jinan
ID Number: 372427196804024513

Dear Mr. LI,

At our request, as the shareholder of Trunkbow Technologies (Shenzhen) Co., Ltd. (“Shenzhen Trunkbow”) and hold 30% of the equity interest of Shenzhen Trunkbow, you have agreed to enter into various agreements with this Company or a party designated by this Company (consisting of a Loan Agreement, a Share Pledge Agreement, an Exclusive Option Agreement and a Power of Attorney respectively for each of Shenzhen Trunkbow, collectively, the “Legal Documents”), and to fulfil the terms and conditions of the Legal Documents. However, you shall not assume any substantial legal liability and obligation arising from executing the Legal Documents, and all the legal risks thereof shall be undertaken by this Company. In case that you have borne any expense, loss or legal liability, this Company will undertake irrevocably and immediately to indemnify and hold you harmless from various expenses, losses and legal liabilities in connection with the Legal Documents, except for any expenses, losses and/or liabilities caused by your intentional or negligent breach of any of the terms of the Legal Documents.

Please confirm, by executing and returning the enclosed copy of this Letter, that you will perform your obligations faithfully under the Legal Documents, and will consult with this Company in connection with any transaction involving Shenzhen Trunkbow other than in the ordinary course of business, and that you will not take any decision in your role as the shareholder of Shenzhen Trunkbow inconsistent with the instructions as conveyed to you from time to time from this Company, provided, however, that the documents executed or the decisions made by you as the shareholder of Shenzhen Trunkbow shall not violate any laws, regulations, administrative rules and decrees by the competent governmental authorities in China.

This Letter shall be irrevocable and continuously valid during the term of the Legal Documents.

This Letter is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Very truly yours,

Trunkbow Asia Pacific(Shandong) Co., Ltd

By:	/s/ Wanchun HOU
Name:	Wanchun HOU
Title:	Legal Representative
Date: December 20, 2007

Accepted and Agreed by

/s/ Qiang LI
Qiang LI
Date: December 20, 2007